UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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LHC GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LHC GROUP, INC.
420 West Pinhook Road, Suite A
Lafayette, Louisiana 70503

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of the Stockholders of LHC Group, Inc. to be held on Tuesday, June 13, 2006 at 10:00 a.m. local time, at the offices of LHC Group, Inc., 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503.

Whether you plan to attend the meeting or not, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:

•	Use the Internet at the web address shown on your proxy card;

•	Use the touch-tone telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the Annual Meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Keith G. Myers
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY BY INTERNET, TELEPHONE OR BY COMPLETING,
DATING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT
PROMPTLY IN THE ENVELOPE PROVIDED.

LHC GROUP, INC.
420 West Pinhook Road, Suite A
Lafayette, Louisiana 70503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 13, 2006

To the Stockholders of LHC Group, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of LHC Group, Inc. (the “Company” or “LHC Group”), will be held at the offices of LHC Group, 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503, on Tuesday, June 13, 2006 at 10:00 a.m. (Central Time) for the following purposes:

1. To elect two Class I directors to serve for a term of three (3) years and until their successors are elected;

2. To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2006;

3. To consider and vote on the approval of the LHC Group, Inc. 2006 Employee Stock Purchase Plan; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Board of Directors of the Company unanimously recommends stockholders vote FOR the director nominees named in the Proxy Statement, FOR approval of the appointment of Ernst & Young LLP as auditors for the Company, and FOR approval of the LHC Group, Inc. 2006 Employee Stock Purchase Plan.

Stockholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors

Keith G. Myers
President and Chief Executive Officer

May 10, 2006

IMPORTANT

YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 13, 2006
PROPOSALS FOR STOCKHOLDER ACTION
PROPOSAL #1 ELECTION OF DIRECTORS
Nominees for Election of Class I Directors for a Three-Year Term Expiring at the Annual Meeting of Stockholders to be held in Fiscal 2009
Class II Directors Continuing in Office Whose Terms Expire at the Annual Meeting of Stockholders to be held in Fiscal 2007
Class III Directors Continuing in Office Whose Terms Expire at the Annual Meeting of Stockholders to be held in Fiscal 2008
PROPOSAL #2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PRINCIPAL ACCOUNTING FEES AND SERVICES
AUDIT COMMITTEE PRE-APPROVAL POLICY
PROPOSAL #3
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF DIRECTORS,OFFICERS AND PRINCIPAL STOCKHOLDERS
MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN FISCSAL YEAR 2005 AND FISCAL YEAR-END VALUES
EMPLOYMENT AGREEMENTS
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCKHOLDER RETURN PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
GENERAL INFORMATION
Appendix A
APPENDIX B

LHC GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 13, 2006

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of LHC Group, Inc. (the “Company” or “LHC Group”) from holders of the Company’s common stock, $0.01 par value ( “Common Stock”). These proxies will be voted for the purposes set forth herein at the 2006 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m. (Central Time) on Tuesday, June 13, 2006, at the offices of the Company, 420 West Pinhook Road., Suite A, Lafayette, Louisiana 70503, and at any adjournments or postponements thereof.

Only holders of record of shares of Common Stock outstanding as of the close of business on April 17, 2006 (the “Record Date”) are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors. As of the close of business on the Record Date, the Company had approximately 16,557,828 shares of Common Stock outstanding and entitled to vote. The Notice of Annual Meeting, this Proxy Statement, and the proxy are being first mailed to stockholders on or about May 10, 2006.

Stockholders may cast their votes in several different ways. When voting for director nominees, they may (1) vote “for” all the nominees, (2) “withhold” authority to vote for all nominees, or (3) “withhold” authority to vote for one or more nominees but vote “for” the other nominees. With respect to other proposals, stockholders may vote “for” or “against” the proposal, or they may “abstain” from voting on the proposal. If stockholders hold their shares through a broker or nominee and have not given their broker or nominee instructions about how to vote on a particular matter for which the broker or nominee does not otherwise have discretionary voting power, their shares will be considered “broker or nominee non-votes” with respect to that matter.

Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return your proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Please refer to the instructions provided with the enclosed proxy card for information on the voting methods available to you.

In accordance with Delaware law (under which the Company is organized), and the Company’s Bylaws, the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum, which is required before any action can be taken at the Annual Meeting. Abstentions, votes withheld and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld or broker or nominee non-votes, will all be counted as votes that are present and entitled to vote for the purpose of determining the presence of a quorum. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting for purposes of determining the outcome of any matter submitted to the stockholders for a vote, but will not be counted as votes “for” or “against” any matter subject to the abstention or the votes withheld. Broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will be considered as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

If a quorum is present at the Annual Meeting, the following stockholder votes will be required for approval of the proposals to be submitted at the Annual Meeting:

•	The nominees for director shall be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes, and shares represented by proxies reflecting abstentions, votes withheld, or broker or nominee non-votes, will not affect the outcome of director elections.

•	Other proposals shall be approved by a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will have the same effect as a negative vote, but broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes, will not have the effect as a vote against any other proposal.

All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for the others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the proxy materials to their principals.

Any stockholder returning the accompanying proxy card may revoke that proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Company a proxy card bearing a later date.

PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL #1
ELECTION OF DIRECTORS

The Company’s Board of Directors (the “Board”) is composed of three classes, designated Class I, Class II, and Class III. The term of the Class I directors expires at the 2006 Annual Meeting. The current Class I directors are R. Barr Brown, W. Patrick Mulloy, II, and Dan S. Wilford. The Board is currently composed of six outside, non-employee directors and three employee directors. The Nominating and Corporate Governance Committee conducted an evaluation of each person listed below under the caption “Class I Nominees” to evaluate the performance of each existing director prior to recommending to the Board his nomination for an additional term as a director. Upon the recommendation of the Nominating and Corporate Governance Committee, which consists entirely of independent directors, the Board nominated Messrs. Mulloy and Wilford for election as Class I directors to serve until the Annual Meeting of Stockholders in 2009 or until their successors have been elected and qualified. As previously announced, Mr. Brown has resigned as our Senior Vice President, Chief Financial Officer and Treasurer effective July 1, 2006. Mr. Brown will not stand for reelection and his term as a Class I director will expire on the date of the 2006 Annual Meeting. The Nominating and Governance Committee is currently meeting with candidates to replace the seat held by Mr. Brown. As permitted by the Company’s Bylaws, the Board will elect a Class I director to replace the vacancy created by Mr. Brown’s resignation.

The term of the Class II directors will expire at the 2007 annual meeting of the stockholders of the Company and the term of the Class III directors will expire at the 2008 annual meeting of the stockholders of the Company. Each succeeding term of a director in Class I, Class II, or Class III shall be for three (3) years and until his or her successor is elected. The current Class II directors are Ronald T. Nixon, John L. Indest, and W.J. “Billy” Tauzin, and the current Class III Directors are Keith G. Myers, Ted W. Hoyt, and George A. Lewis.

The Certificate of Incorporation of the Company (the “Certificate of Incorporation”) presently provides that the number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the Board. At each annual meeting of stockholders, or special meeting in lieu thereof, after the initial classification of the board of directors, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election, or special meeting held in lieu thereof. The number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. The Company’s Bylaws further provide that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until their successor is elected and qualified.

Each nominee for election at the Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Therefore, the two nominees for election as Class I directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board as Class I directors. Unless otherwise specified, the accompanying proxy will be voted FOR W. Patrick Mulloy, II, and Dan S. Wilford as Class I directors.

Information Regarding Nominees for Class I Director:

Nominees for Election of Class I Directors for a Three-Year Term
Expiring at the Annual Meeting of Stockholders to be held in Fiscal 2009

Nominee	Age	Position

W. Patrick Mulloy, II	52	Director and Nominee
Dan S. Wilford	65	Director and Nominee

W. Patrick Mulloy, II was appointed as a director in January 2005. Since November 2005, Mr. Mulloy has served as President/CEO of SCRE Investments, Inc. a multi-state provider of skilled nursing, rehabilitation hospitals, and senior housing services. From September 2001 to November 2004, Mr. Mulloy served as President and Chief Executive Officer of LifeTrust America, a privately held senior housing company which owned and operated assisted living communities in seven states across the Southeast. In 2004, LifeTrust merged with Five Star Quality Care, Inc., a publicly traded senior housing company. From 1996 until 2000, Mr. Mulloy served as Chief Executive Officer, President and as a director of Atria, Inc., an operator of assisted and retirement living facilities. Prior to joining Atria, Mr. Mulloy was a partner at Greenebaum, Doll and McDonald, PLLC, a law firm headquartered in Louisville, Kentucky, and, from 1992 to 1994, he served as the Secretary of Finance to the Governor of Kentucky. Mr. Mulloy received a Bachelor of Arts Degree and a Juris Doctorate, each from Vanderbilt University, where he was a member of the Phi Beta Kappa Society.

Dan S. Wilford was was appointed a director in November 2005. He served from 1984 through 2002 as the President and Chief Executive Officer of Memorial Hermann Healthcare System headquartered in Houston, Texas. Mr. Wilford also served as Chief Executive Officer of a community-based, not-for-profit, multi-hospital system in the greater Houston area. Prior to that, he was associated for ten years with Hillcrest Medical Center in Tulsa, Oklahoma and was President of North Mississippi Health Services in Tupelo, Mississippi. He currently serves on the board of directors for two other publicly traded companies, Healthcare Realty Trust and Sanders Morris Harris Group, and twelve not-for-profit organizations, most of which are related to the healthcare industry. Mr. Wilford also continues to serve as an advisor to Memorial Hermann Healthcare System.

THE BOARD OF DIRECTORS RECOMMENDS THAT A VOTE “FOR” THE ELECTION OF W. PATRICK MULLOY, II AND DAN S. WILFORD AS CLASS I DIRECTORS.

Information Regarding Directors Continuing in Office:

Class II Directors Continuing in Office Whose Terms
Expire at the Annual Meeting of Stockholders to be held in Fiscal 2007

Nominee	Age	Position

John L. Indest	54	Director
Ronald T. Nixon	51	Director
W.J. “Billy” Tauzin	62	Director

John L. Indest currently serves as our Executive Vice President and Chief Operating Officer. He previously served as our Senior Vice President and Chief Operating Officer of Home-Based Services, beginning in May 2001. Mr. Indest has also served as a director since June 2000 and as Secretary since August 2004. From November 1998 to May 2001, Mr. Indest served as our Vice President. Prior to joining us in November 1998, Mr. Indest served as President, Chief Executive Officer and co-owner of Homebound Care, Inc., a regional home health provider. Mr. Indest has testified before the United States House of Representatives’ Ways and Means Subcommittee on healthcare issues and currently serves as co-chairman of the Louisiana Task Force on Ethics, overseeing compliance issues applicable to home health and hospice in the state of Louisiana. Mr. Indest is a registered nurse with a Masters of Science in Health Services Administration from the University of St. Francis.

Ronald T. Nixon has served as a director since July 2001. Mr. Nixon is a founding principal of The Catalyst Group, formed in 1990, which manages two small business investment companies, or SBICs, one participating preferred SBIC and three private equity investment funds. Prior to joining The Catalyst Group, Mr. Nixon operated companies in the manufacturing, distribution and service sectors. Mr. Nixon serves on the board of directors of numerous private companies. Mr. Nixon holds a Bachelor of Science degree in Mechanical Engineering that he received from the University of Texas at Austin and is a registered Professional Engineer in the State of Texas.

Congressman W.J. “Billy” Tauzin was appointed as our lead independent director in January 2005. In December 2004, Congressman Tauzin was named President and Chief Executive Officer of the Pharmaceutical Research and Manufacturers of America, a trade group that serves as one of the pharmaceutical industry’s top lobbying groups. He served 12 terms in the U.S. House of Representatives, representing Louisiana’s 3rd Congressional District since being first sworn in 1980. From January 2001 through December 2004, Congressman Tauzin served as Chairman of the House Committee on Energy and Commerce. He also served as a senior member of the House Resources Committee and Deputy Majority Whip. Prior to being a member of Congress, Congressman Tauzin was a member of the Louisiana State Legislature, where he served as Chairman of the House Natural Resources Committee and Chief Administration Floor Leader. Congressman Tauzin received a Bachelor of Arts Degree from Nicholls State University in 1964 and a Juris Doctorate from Louisiana State University.

Class III Directors Continuing in Office Whose Terms
Expire at the Annual Meeting of Stockholders to be held in Fiscal 2008

Nominee	Age	Position

Keith G. Myers	46	Director and Chairman
Ted W. Hoyt	51	Director
George A. Lewis	69	Director

Keith G. Myers is our co-founder, and has served as Chairman of the Board, President and Chief Executive Officer (or similar positions in our predecessors) since 1994. Prior to joining us, Mr. Myers founded, co-owned and operated Louisiana Premium Seafoods, Inc., an international food processing, procurement and distribution company. Mr. Myers received credentials in 1999 from the National Association for Home Care with regard to the home/hospice care sector. Mr. Myers was named Business Executive of the Year in 1999 by Louisiana Rural Health Association and Entrepreneur of the Year in the healthcare category by Ernst & Young LLP with respect to the Texas, Louisiana and Mississippi Region.

Ted W. Hoyt has served as a director since August 2004. Mr. Hoyt has practiced corporate and tax law since 1977, counseling both private and public corporations. Since January 1999, Mr. Hoyt has served as the Managing General Manager of the law firm of Hoyt & Stanford, LLC. Mr. Hoyt was the co-founder of Omni Geophysical Corporation, which later became Omni Energy Services, a publicly traded company, for which he served as a director and officer from 1986 to 1996. Mr. Hoyt has also served as a tax attorney with the National Office of the Internal Revenue Service. Mr. Hoyt holds a Bachelor of Science degree in Business Administration degree from the University of Louisiana at Lafayette, a Juris Doctorate from Louisiana State University and a Masters in Tax Law degree from Georgetown University. Mr. Hoyt is admitted to the Bar in Louisiana, New York and the District of Columbia.

George A. Lewis has served as a director since August 2004. Mr. Lewis commenced his auditing career with Arthur Andersen & Co. in 1958. In 1963, Mr. Lewis joined the firm of Broussard, Poche, Lewis & Breaux, L.L.P., Certified Public Accountants, where he served as an audit partner until his retirement in 1996. Since 1996, Mr. Lewis has primarily served as an expert audit and accounting defense witness with respect to litigation involving various nationally recognized accounting firms. Mr. Lewis has served on various committees of the American Institute of Certified Public Accountants, including as a member of the Auditing Standards Board from 1990 to 1994, and as a member of the Society of Louisiana Certified Public Accountants. Mr. Lewis has authored an education course to train CPAs to deal with issues of the elderly. Mr. Lewis received a Bachelor of Science from Louisiana State University. Mr. Lewis serves as the financial expert on our Audit Committee.

PROPOSAL #2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The independent accounting firm of Ernst & Young LLP (“E&Y”) has served as the Company’s independent auditors since June 11, 2001. The Company’s Audit Committee has selected E&Y to conduct the annual audit of the financial statements of the Company for its fiscal year ending December 31, 2006. E&Y has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor. The ratification by the stockholders of the selection of E&Y as independent auditors is not required by law or by the Bylaws of the Company. The Board, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to its stockholders. If this selection is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its selection of independent auditors for the fiscal year ending December 31, 2006. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of E&Y will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY’S INDEPENDENT AUDITORS.

PRINCIPAL ACCOUNTING FEES AND SERVICES

E&Y billed LHC Group the following fees for services provided for the 2004 and 2005 fiscal year:

•	AUDIT FEES: The aggregate fees billed for professional services rendered for the audit of LHC Groups’s fiscal year 2004 annual financial statements and review of LHC Group’s Form S-1 were One Million Two Thousand ($1,002,000) Dollars. The aggregate fees billed for professional services rendered for the audit of LHC Group’s fiscal year 2005 annual financial statements and review of LHC Groups’s Form 10-K, Form 10-Q, and Form S-1 were One Million Fifteen Thousand ($1,015,000) Dollars.

•	AUDIT-RELATED FEES: The aggregate fees billed for assurance and related services rendered during fiscal 2004 that were reasonably related to the performance of the audit or review of LHC Group’s financial statements and that are not reported in the paragraph above were Twenty-five Thousand ($25,000) Dollars. The aggregate fees billed for assurance and related services rendered during fiscal 2005 that were reasonably related to the performance of the audit or review of LHC Group’s financial statements and that are not reported in the paragraph above were Eight Thousand ($8,000) Dollars.

•	TAX FEES: The aggregate fees billed for tax compliance, tax advice and tax planning services rendered during fiscal 2004 were Ninety-Six Thousand ($96,000) Dollars. The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning services in fiscal 2005 were Sixty-Two Thousand ($62,000) Dollars.

•	ALL OTHER FEES: The aggregate fees billed for products and services provided by E&Y during fiscal 2004 and 2005, other than the services reported in the three paragraphs above were Five Thousand ($5,000) Dollars in fiscal 2004 and Zero ($0) Dollars in fiscal 2005.

LHC Group’s Audit Committee has considered whether E&Y’s provision of non-audit services to LHC Group is compatible with maintaining E&Y’s independence.

AUDIT COMMITTEE PRE-APPROVAL POLICY

Effective January 20, 2005, the Company’s Audit Committee approves all fees to be paid for audit and audit related services, tax and all other fees of the Company’s independent auditor prior to engagement for those services.

PROPOSAL #3

APPROVAL OF THE LHC GROUP, INC. 2006
EMPLOYEE STOCK PURCHASE PLAN

The LHC Group, Inc. 2006 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) was adopted by the Board on November 29, 2005 to be effective January 1, 2006, subject to approval by the stockholders at the Annual Meeting. Options to purchase shares of Common Stock under the Employee Stock Purchase Plan were granted to all eligible employees for the initial offering period beginning January 1, 2006, but if the stockholders do not approve the Employee Stock Purchase Plan at the Annual Meeting, all such options will be cancelled and no shares of Common Stock will be issued under the plan.

The Company has reserved a total of 250,000 shares of Common Stock for issuance upon the exercise of options granted under the Employee Stock Purchase Plan. As of March 31, 2006, there were approximately 3,420 employees eligible to participate in the Employee Stock Purchase Plan.

A summary of the Employee Stock Purchase Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, which is filed with this Proxy Statement as Appendix A.

Summary of the Plan

Plan Purpose

The Employee Stock Purchase Plan offers eligible employees the opportunity to purchase our Common Stock at a 5% discount off the market price. Participation is strictly voluntary.

Administration

Subject to the express provisions of the Employee Stock Purchase Plan, the Compensation Committee of our Board has authority to interpret and construe the provisions of the Employee Stock Purchase Plan, to adopt rules and regulations for administering the Employee Stock Purchase Plan, and to make all other determinations necessary or advisable for administering the Employee Stock Purchase Plan. The Employee Stock Purchase Plan will be administered in order to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The Committee has selected Wachovia Bank as the administrator to operate and perform day-to-day administration of the Employee Stock Purchase Plan.

Stock Subject to the Plan

Subject to adjustment as provided in the Employee Stock Purchase Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to the Employee Stock Purchase Plan is 250,000.

Eligibility; Grant and Exercise of Options

All employees of LHC Group who are regularly scheduled to work at least 20 hours each week and at least five months each calendar year are eligible to participate in the Employee Stock Purchase Plan on first offering date that occurs at least three months following their most recent date of hire with LHC Group.

Plan Provisions

The Employee Stock Purchase Plan provides for initial 6 month offering periods commencing on January 1, 2006 and, unless specified otherwise by the committee, each subsequent offering period will run for a calendar quarter beginning July 1, 2006. Eligible employees may elect to become a participant in the Employee Stock Purchase Plan by submitting a request form to the administrator, which will remain effective from offering period to offering period unless and until the participant files a new request form. Participants may contribute between 1% and 10%, in whole percentages, of his or her gross base pay. The amount a participant may contribute to the Employee Stock Purchase Plan for the first offering period is limited to $7,500 and $3,750 per quarterly offering period thereafter. Payroll deductions will accumulate in a non-interest bearing contribution account held by Wachovia Bank, the Plan Administrator. All deductions are made on an after tax basis.

On the first day of an offering, participants will be granted an option to purchase on the last day of the offering (the “purchase date”) at the price described below (the “purchase price”) the number of full shares of common stock which the cash credited to his or her contribution account on the purchase date will purchase at the purchase price. Unless a participant terminates employment or withdraws from the Plan or an offering on or before the purchase date, his or her option to purchase shares of common stock will be deemed to have been exercised automatically on the purchase date. The purchase price will be 95% of the fair market value of the common stock on the purchase date of the offering. No brokerage fees will be charged for these purchase transactions. If there is a cash balance remaining in a participant’s contribution account at the end of an offering representing the exercise price for a fractional share of common stock, such balance will remain in the contribution account to be used in the next offering, unless he or she requests that such amount be refunded. All shares purchased will be held in the participant’s name by the administrator.

Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution and options are exercisable only by the participant during his or her lifetime.

Termination of Employment and Withdrawal from the Plan

If a participant’s employment is terminated for any reason, his or her participation in the Plan will terminate immediately and the balance, if any, in his or her contribution account will be returned in cash, without interest.

Participants may elect to withdraw from the Employee Stock Purchase Plan at any time and receive back any of their contributions, without interest, not used to purchase shares. If a participants wishes to withdraw his or her funds prior to a purchase, he or she must make their election to do so 30 days prior to the end of the offering period through Wachovia. If a participant does withdraw, he or she will not be eligible to re-enroll until the beginning of the 2nd subsequent offering period (i.e. the participant may not participate in the offering period following the one from which he or she just withdrew).

Participants may sell their shares at any time once shares have been credited to their account, in compliance with LHC Group Employee Trading Policy. The tax consequences to a participant of selling his or her shares depends on the length of time that such participant holds them.

Amendment and Termination of the Plan

The Compensation Committee may amend the Employee Stock Purchase Plan at any time; provided, however, that no amendment may, without stockholder approval, materially affect the eligibility requirements under the Employee Stock Purchase Plan or increase the number of shares of common stock subject to any options issued to participants.

The Compensation Committee may terminate the Employee Stock Purchase Plan at any time. Upon termination of the Employee Stock Purchase Plan, the administrator must give notice thereof to participants and will terminate all payroll deductions. Cash balances then credited to participants’ contribution accounts will be distributed as soon as practicable, without interest.

Federal Income Tax Consequences to the Company and to Participants

The Employee Stock Purchase Plan is designed to qualify as an Employee Stock Purchase Plan under Section 423 of the Code. A general summary of the federal income tax consequences regarding the Employee Stock Purchase Plan is stated below. The tax consequences of participating in the Employee Stock Purchase Plan may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the Employee Stock Purchase Plan as to both federal and state income tax considerations.

Neither the grant nor the exercise of options under the Employee Stock Purchase Plan will have a tax impact on the participant or on us. If a participant disposes of the common stock acquired upon the exercise of his options after at least two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the common stock at the time of disposition, or (ii) the fair market value of the common stock at the date of grant, exceeds the purchase price. Any gain in addition to this amount will be treated as a capital gain. If a participant holds common stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied and he or she will realize ordinary income in the amount by which the lesser of (i) the fair market value of the common stock at the time of death, or (ii) the fair market value of the common stock at the date of grant exceeds the purchase price. We will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of common stock before expiration of two years from the date of grant and one year from the date of exercise, then the participant must treat as ordinary income the excess of the fair market value of the common stock on the date of exercise of the option over the purchase price. Any additional gain will be treated as long-term or short-term capital gain or loss, as the case may be. We will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

Benefits to Named Executive Officers and Others

As described above, subject to stockholder approval of the Employee Stock Purchase Plan at the Annual Meeting, options to purchase shares of Common Stock under the Employee Stock Purchase Plan were granted to all eligible employees, including all of the Company’s executive officers, for the initial offering period beginning January 1, 2006. Non-employee directors are not eligible to participate in the Employee Stock Purchase Plan. Participation in the Employee Stock Purchase Plan is voluntary and we cannot presently determine the benefits or amounts that will be received pursuant to the Employee Stock Purchase Plan in the future, as such amounts will depend on the amount of contributions eligible employees choose to make, the actual purchase price of shares in future offering periods, and the market value of the Common Stock on various future dates.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LHC GROUP, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN.

CORPORATE GOVERNANCE

Committees

The Board has established three committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, each of which is briefly described below. All committee members are non-employee, independent directors of the Company (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards).

The Board has also established a Lead Director Position, to be held by an independent, non-employee director. W.J. “Billy” Tauzin was appointed the Lead Director of LHC Group in January 2005. The Lead Director’s duties include meeting with the Chairman to review financials, agenda/minutes of committee meetings and pertinent Board issues; presiding as Chair of the Nominating and Governance Committee and presiding at regularly scheduled executive sessions of the Board and other meetings of the independent, non-employee directors.

Audit Committee

The members of the Audit Committee are Messrs. Lewis, Hoyt and Nixon, with Mr. Lewis serving as chair. The Board has determined that Mr. Lewis is an “audit committee financial expert,” as defined by rules adopted by the Securities and Exchange Commission, or SEC. A description of Mr. Lewis’ qualifications with regard to his status as an audit committee financial expert can be found in the biographical information set forth under Proposal #1 in this Proxy Statement.

The Audit Committee performs the following functions, among others:

•	Reviews and implements the Audit Committee charter, a copy of which is attached hereto as Appendix B, and reports to the Board.

•	Selects the Company’s independent audit firm (whose duty it is to audit the financial statements of the Company and its subsidiaries for the fiscal year in which it is appointed) and has the sole authority and responsibility to approve all audit and engagement fees and terms, as well as all significant permitted non-audit services by the Company’s independent auditors.

•	Meets with the auditors and management of the Company to review and discuss the scope of the audit and all significant matters related to the audit.

•	Reviews the adequacy and effectiveness of the Company’s internal controls regarding accounting and financial matters.

•	Reviews the financial statements and discusses them with management and the independent auditors.

•	Reviews and discusses with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Compensation Committee

The members of the Compensation Committee are Messrs. Hoyt, Lewis and Mulloy, with Mr. Hoyt serving as chair. The charter of the Compensation Committee is available on the Company’s website at www.LHCGroup.com. The Compensation Committee performs the following functions, among others:

•	Reviews and implements the Compensation Committee charter and reports to the Board.

•	Sets the total compensation package, including equity and non-equity incentives, for the Chief Executive Officer and the other named executive officers of the Company.

•	Makes recommendations to the Board regarding the Company’s overall equity-based and incentive compensation programs.

•	Annually reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Tauzin, Nixon and Wilford, with Mr. Tauzin serving as chair. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.LHCGroup.com. The Nominating and Corporate Governance Committee performs the following functions, among others:

•	Recommends to the Board for its approval proposed nominees for Board membership after evaluating the proposed nominee and making a determination as to the proposed nominee’s qualifications to be a Board member.

•	Evaluates the performance of each existing director before recommending to the Board his or her nomination for an additional term as a director.

Stockholder Proposals

For nominations or other business to be properly brought before an annual meeting by a stockholder, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Company, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a solicitation notice, such stockholder or beneficial owner must, in the case of a proposal, have delivered prior to the meeting a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered prior to the meeting a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the solicitation notice and (4) if no solicitation notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a solicitation notice.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) or more than ninety (90) days prior to the first anniversary (the “Anniversary”) of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders (for purposes of the first annual meeting of stockholders of the Company held after its initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock of the Company to the public, the Anniversary of such annual meeting shall be January 15 of the following year); provided, however, that if no proxy materials were mailed by the Company in connection with the preceding year’s annual meeting, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

The Nominating and Governance Committee has not received any nominee recommendations from any of the Company’s stockholders in connection with the 2006 Annual Meeting. The Board is nominating Messrs. Mulloy and Wilford for re-election as Class I directors based upon the recommendation of the Nominating and Governance Committee.

Stockholder Communications with the Board of Directors

The Board accepts communications sent to the Board (or to specified individual directors) by stockholders of the Company. Stockholders may communicate with the Board (or with specified individual directors) by writing to them c/o Secretary, LHC Group, Inc., 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503. All written communications received in such manner from stockholders of the Company shall be forwarded promptly to the members of the Board to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board, the communication shall be forwarded to all members of the Board.

Meetings

During the Company’s fiscal year ended December 31, 2005 (“Fiscal 2005”), the Board held four meetings and took additional action, from time to time, by unanimous written consent. The Compensation Committee met two times and took additional action by unanimous written consent. The Audit Committee held four meetings and the Nominating and Governance Committee held no meetings, but instead took action by unanimous written consent. During fiscal 2005, each incumbent director attended 80% or more of the aggregate number of meetings held by the Board and its committees on which he served. The Board has established a policy encouraging all members of the Board to attend each annual meeting of the stockholders of the Company, particularly with respect to those directors who are up for election at any such annual meeting.

Non-Management Executive Sessions

The Board has adopted a policy relating to non-management executive sessions. Under this policy, periodically, and no less frequently than semi-annually, the Board will meet in executive sessions in which management directors and other members of management do not participate. The non-management members of the Board held one executive session between the completion of the Company’s initial public offering and December 31, 2005.

Code of Business Conduct and Ethics

In compliance with requirements of both the SEC and Nasdaq National Market, or Nasdaq, the Company adopted a Code of Business Conduct and Ethics applicable to all of its directors, officers and employees in 2005. The Code of Business Conduct and Ethics can be found on the Company’s website at www.LHCGroup.com.

Independence of Directors

The Board has reviewed the independence of each of the Company’s directors in light of the definition of “independent director” as that term is defined in the Nasdaq listing standards. As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under Nasdaq standards with the exception of Keith G. Myers, R. Barr Brown, and John L. Indest, each of whom is employed by the Company.

Director Nominee Evaluation Process

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for seeking individuals qualified to become Board members, conducting appropriate inquiries into the backgrounds and qualifications of possible Board nominees and proposing nominees for Board membership to the Board for its approval. The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders.

A stockholder who wishes to recommend a prospective nominee for the Board to the Nominating and Corporate Governance Committee should submit a written notice by mail to the Nominating and Corporate Governance Committee c/o the Company’s Secretary, LHC Group, Inc., 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to stockholders in connection with the previous year’s annual meeting. Stockholders may continue to make their own direct nominations to the Board, for election at an annual or special meeting of the stockholders, in accordance with the procedures set forth in the Company’s Bylaws relating to stockholder nominations. See the section entitled “Stockholder Proposals” under the heading Corporate Governance for additional information about direct nominations by stockholders.

Stockholder recommendations to the Nominating and Corporate Governance Committee should include, at a minimum:

•	the candidate’s name, age, business addresses, and other contact information;

•	a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Exchange Act;

•	a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected; and

•	the name and address of the shareholder(s) of record making such a recommendation.

The Nominating and Corporate Governance Committee will evaluate prospective nominees considering certain factors, including:

•	the commitment of the prospective nominee to represent the long-term interests of the stockholders of the Company;

•	the prospective nominee’s standards of character and integrity;

•	the prospective nominee’s financial literacy;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the prospective nominee’s independence and absence of any conflicts of interest that would interfere with his or her performance as a director; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it deems are in the best interest of the Company and its stockholders, such as the current composition of the Board, the balance of management and independent directors and the need for specialized expertise. The Nominating and Corporate Governance Committee, however, does believe it is appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under the Nasdaq listing standards. The Nominating and Corporate Governance Committee also believes it appropriate for certain members of the Company’s management to participate as members of the Board.

The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new Board members. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a current Board member for re-election, the Nominating and Corporate Governance Committee will identify the desired skills and experience for a new nominee in light of the criteria above. The criteria employed by the Nominating and Corporate Governance Committee in evaluating potential nominees will not differ based on whether the candidate is recommended by a stockholder of the Company.

Compensation of Directors

Cash Compensation

Employees of the Company do not receive any compensation for serving on our Board. Our lead independent director receives an annual cash retainer of $50,000, and our other non-employee directors receive annual cash retainers of $24,000. In addition, our non-employee directors receive $6,000 per year for each committee on which they serve, or $12,000 per year for serving as a committee chairperson. All non-employee directors also receive $300 for each non-regularly scheduled Board meeting attended.

Equity Compensation

In addition to cash compensation, our lead independent director receives an annual grant of 3,500 fully vested stock options, and our other non-employee directors receive an annual grant of 2,000 fully vested stock options. The stock options are granted pursuant to our 2005 Director Compensation Plan and are governed by the terms of such plan. Upon completion of our IPO in 2005, our lead independent director received an award of 7,000 shares of restricted stock, and our other non-employee director received an award of 3,500 shares of restricted stock, which vest over a two-year period. Mr. Wilford, who was not serving as a director at the time of our IPO, received an award of 3,500 shares of restricted stock on November 11, 2005, the date of his appointment to the Board.

SECURITY OWNERSHIP OF DIRECTORS,OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date by (a) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock, (b) each director and director nominee of the Company, (c) the Company’s Chief Executive Officer and the Company’s executive officers (collectively, the “Named Executive Officers”), and (d) all directors, nominees and executive officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents.

	Beneficial Ownership(1)
Name	Number	Percent

Keith G. Myers(2)	3,899,787	23.6%
R. Barr Brown	237,185	1.4%
John L. Indest(3)	573,543	3.5%
Daryl J. Doise	66,491	*
Ted W. Hoyt	16,281	*
George A. Lewis(4)	5,500	*
W. Patrick Mulloy, II(5)	5,500	*
Ronald T. Nixon(6)	644,487	3.4%
W.J. “Billy” Tauzin(7)	18,500	*
Dan S. Wilford(8)	5,500	*
James Gravois(9)	1,119,508	6.8%
Harold Taylor(10)	1,123,390	6.8%
Wasatch Advisors(11)	1,246,955	7.5%
All directors, nominees and executive officers of the Company as a group(10 persons)	5,472,774	33.1%

*	Less than 1%

(1)	Unless otherwise noted below, the address of each beneficial owner listed in the table above is c/o LHC Group, Inc., 420 West Pinhook Rd., Suite A, Lafayette, LA 70503

(2)	Includes 970,416 shares held by his wife, Ginger Myers, and 3,370,002 shares held by K&G Family, LLC, of which Mr. Myers is a Manager.

(3)	Includes 462,102 shares held by Duperier Avenue Investors, LLC, of which Mr. Indest is a Manager.

(4)	Includes 2,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(5)	Includes 2,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(6)	Includes 320,660 shares owned by The Catalyst Fund, Ltd. and 320,660 shares owned by Southwest/Catalyst Capital, Ltd. for which Mr. Nixon disclaims beneficial ownership. Mr. Nixon is an executive officer of The Catalyst Fund, Ltd. and Southwest/Catalyst Capital, Ltd. Mr. Nixon and Rick Hermann, who is also an executive officer of The Catalyst Fund, Ltd. and Southwest/Catalyst Capital Ltd., exercise shared investment power over the shares of common stock owned by The Catalyst Fund Ltd. and Southwest/Catalyst Capital, Ltd. The address for Mr. Nixon is Two Riverway, Suite 1710, Houston, TX 77056. The shares shown as being held by Mr. Nixon also include 2,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(7)	Includes 3,500 shares issuable upon the exercise of stock options exercisable within 60 days.

(8)	Includes 2,000 shares issuable upon the exercise of stock options exercisable within 60 days.

(9)	Includes 975,960 shares held by Gravois Investments, LLC, of which Mr. Gravois is a Manager.

(10)	Includes 490,511 shares held by Silver State Partners, LLC, and 490,511 shares held by Bayou State Partners, LLC, each of which Mr. Taylor is a Manager.

(11)	The number of shares reported is as of December 31, 2005 as reported in a 13G filed with the SEC on February 14, 2006. The address for Wasatch Advisors is 150 Social Hall Avenue, Salt Lake City, UT 84111.

MANAGEMENT

The executive officers of the Company are listed in the table below. Biographical information concerning those executive officers currently serving as directors or nominees is set forth under Proposal #1 in this Proxy Statement. Biographical information concerning all other executive officers of the Company is set forth below.

Name	Age	Position(s)

Keith G. Myers	46	President and Chief Executive Officer, Chairman of the Board
R. Barr Brown	49	Senior Vice President, Chief Financial Officer, Treasurer, Director
John L. Indest	54	Executive Vice President, Chief Operating Officer, Secretary, Director
Daryl J. Doise	48	Senior Vice President, Acquisitions and Market Development

R. Barr Brown joined us in April 2000 as our Senior Vice President and Chief Financial Officer and has served as a director and Treasurer since August 2004. From 1994 to 1999, Mr. Brown was employed with Equity Corporation International, where he served as Managing Director of Corporate Development for the southern United States. Mr. Brown has also served as the Chief Financial and Administrative Officer and as a member of the board of directors for the Kasler Corporation. Mr. Brown received his Bachelor of Science degree in Business Administration, with a major in accounting, from Louisiana State University and commenced his professional career with Arthur Young & Co., where he was employed from 1979 to 1984. Mr. Brown has resigned as our Senior Vice President, Chief Financial Officer and Treasurer effective July 1, 2006. Mr. Brown will not stand for reelection as a director and his term will expire on the date of the 2006 Annual Meeting.

Daryl J. Doise serves as our Senior Vice President of Acquisitions and Market Development. He previously served as our Chief Operating Officer of Facility-Based Services, beginning May 2002. Prior to joining LHC Group, Mr. Doise was employed for the previous four years by Quorum Health Services where he served as President and Chief Executive Officer of Opelousas General Hospital, a 200-bed hospital with over 800 employees. Mr. Doise has also served as an officer and member of the board of directors of the Louisiana Hospital Association. Mr. Doise received a Bachelor of Science degree from Louisiana State University, with a major in accounting, and earned a Masters of Business Administration from Tulane University.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain elements of compensation for our Chief Executive Officer and each of our other executive officers (collectively the “named executive officers”) for the fiscal years ended December 31, 2005 and 2004:

				Long-Term
				Compensation
				Restricted Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Compensation

Keith G. Myers	2005	$275,000	$118,483	$—	$4,660	(2)
President, Chief Executive Officer and	2004	250,000	157,824	32,617	7,059
Chairman of the Board
R. Barr Brown	2005	250,000	91,993	—	5,333	(2)
Senior Vice President, Chief	2004	225,000	109,940	2,994,894	7,661
Financial Officer, Treasurer and Director
John L. Indest	2005	250,000	91,993	—	9,766	(2)
Executive Vice President,	2004	225,000	101,654	69,894	12,094
Chief Operating Officer,
Secretary and Director
Daryl J. Doise	2005	200,000	42,157	—	1,460	(2)
Senior Vice President,	2004	165,000	71,170	117,049	3,529
Acquisitions and Market Development

(1)	Amounts in this column include the grant date value of KEEP Units which represented the right to receive a cash or stock payment based on the future value of the company prior to our initial public offering. KEEP Units were subject to a five year vesting schedule with accelerated vesting upon a sale of the company or in the event of an initial public offering. In connection with our initial public offering, all outstanding KEEP Units became fully vested and non-forfeitable, and converted to and were settled in shares of our common stock on a one-for-one basis. The aggregate value of the KEEP Units held by the named executive officers as of December 31, 2004 were as follows: Keith G. Myers — 21,000 KEEP Units for an aggregate value of $273,000; John L. Indest — 33,000 KEEP Units for an aggregate value of $429,000; R. Barr Brown — 258,000 KEEP Units for an aggregate value of $3,354,000; and Daryl J. Doise — 77,430 KEEP Units for an aggregate value of $1,006,590. For purposes of determining the value of KEEP Unit grants issued to our named executive officers during 2004, we used the valuation of LHC as of December 31, 2003 in calculating the fair market value of KEEP Unit issuances made in the first quarter of 2004 and we used our anticipated initial public offering price as of December 31, 2004 of $13.00 per share in calculating the fair market value of KEEP Unit issuances made to Mr. Brown in the fourth quarter of 2004.

(2)	Amounts include (i) long-term disability premiums of $1,460 paid on behalf of each of the named executive officers, and (ii) life insurance premiums of $3,200 paid on behalf of Mr. Myers, $3,873 paid on behalf of Mr. Brown, and $8,306 paid on behalf of Mr. Indest.

OPTION GRANTS IN LAST FISCAL YEAR

There were no stock options or stock appreciation rights granted to the named executive officers during the fiscal year ended December 31, 2005.

AGGREGATED OPTION EXERCISES IN FISCSAL YEAR 2005
AND FISCAL YEAR-END VALUES

None of the named executive officers were granted stock options or stock appreciation rights during the fiscal year ended December 31, 2005.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with Messrs. Myers, Indest, Brown, and Doise. The initial terms of the employment agreements expire on June 9, 2008, and thereafter each of the agreements will be automatically renewed for additional one-year periods unless expressly not renewed. The employment agreements provide for a base salary, a target annual bonus opportunity pursuant to our executive bonus plan, and eligibility to participate in our welfare benefit plans and retirement plans on the same basis as other senior executives.

Under the employment agreements, if we terminate the executive’s employment without “cause” and other than by reason of his or her death, disability, or retirement or in the event the executive terminates his employment for “good reason” (as such terms are defined in the agreements), the executive will be entitled to:

•	unpaid base salary, prorated annual bonus and accrued benefits through the termination date;

•	a severance payment equal to the product of 24 times (or 30 times, if such termination of employment occurs within two years of a change in control) one twelfth of the sum of (1) his base salary in effect as of the date of termination, and (2) the greater of the average of the annual bonuses earned by him for the two fiscal years, or his target bonus for the year in which the date of termination occurs;

•	continued welfare benefit plan coverage following such termination for two years (or 2.5 years, if such termination of employment occurs within two years of a change in control); and

•	all of his stock options and other equity awards will become immediately vested and exercisable.

The employment agreements provide that if a payment to or for the benefit of the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he will receive a full gross up of any excise tax imposed, including income and excise taxes on such gross-up amount, subject to a 50,000 threshold benefit amount.

If any of the named executive officers is terminated for cause or if he resigns without good reason, he will be entitled to his accrued salary and benefits through the date of termination. If a named executive officer’s employment is terminated by reason of his death, disability or retirement, he (or his estate, as applicable) will be entitled to his accrued salary, a prorated annual bonus, and any accrued benefits and disability or retirement benefits that may apply.

Each employment agreement includes a covenant not to disclose confidential information or compete with us, and not to solicit our customers or recruit our employees, for a period of two years following the termination of employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plans as of December 31, 2005:

(c)
Number of Shares
Remaining Available for
	(a)	(b)	Future Issuance Under
	Number of Shares to be	Weighted-Average Exercise	Equity Compensation
	Issued Upon Exercise of	Price of Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants and	Securities Reflected in
Plan Category	Warrants, and Rights	Rights	Column (a))

Equity compensation plans approved by Stockholders:	13,500	$14.45	962,000	(1)
Equity compensation plans not approved by Stockholders:	—	—	—
Total	13,500	$14.45	962,000

(1)	Shares reserved under the LHC Group, Inc. 2005 Long-Term Incentive Plan are available for issuance pursuant to the exercise or grant of stock options, stock appreciation rights, restricted stock, restricted stock unites, performance shares or unrestricted stock.

The Board approved the 2006 LHC Group, Inc.’s Employee Stock Purchase Plan in 2005. This plan is subject to approval by stockholders at the annual meeting on June 13, 2006.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

This report is submitted by the Company’s Compensation Committee at the direction of the Board. The Compensation Committee of the Board is responsible for reviewing and approving compensation for the Company’s executive officers. The Compensation Committee operates pursuant to a charter, which has been approved and adopted by the Board. The Compensation Committee is composed of three non-employee directors who meet the independence requirements of Nasdaq. Because the Compensation Committee believes that each executive officer has the potential to affect the short-term and long-term profitability of the Company, the Compensation Committee places considerable importance on the task of creating and implementing the Company’s executive compensation program.

The Company’s executive compensation program is focused on stockholder value, the overall performance of the Company, the effect of the executive’s performance on the success of the Company and the individual performance of the particular executive.

In 2004, the Company engaged an outside compensation consulting firm to assist in the review of the compensation for the executive officers. Upon formation in 2005, the Compensation Committee used the report by the consulting firm to aid in the recommendation of the compensation of the executive officers. This firm does not provide other consulting services to the Company.

Compensation Philosophy

The Compensation Committee’s philosophy is to integrate the compensation of the Company’s executive officers with corporate performance. The Committee’s objectives are to (i) measure executive performance against short-term and long-term goals, (ii) treat employees fairly and, at the same time, be cost effective, (iii) reward performance, (iv) recognize individual initiative and achievements, (v) foster teamwork within the Company so that employees share in the rewards and risks of the Company, and (vi) assure that executive compensation will be tax deductible to the maximum extent permissible. The Compensation Committee is also focused on assisting the Company in attracting, motivating, and retaining qualified executives, and aligning the incentives of management with the interests of stockholders. In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board, the Compensation Committee reviews and approves:

•	total compensation of executive officers in relation to Company performance;

•	long-term incentive compensation in the form of stock awards; and

•	cash or other bonuses based upon a percentage of annual salary to motivate and retain high quality executive officers.

The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of restricted stock. Because the Company’s compensation plan involves incentives contingent upon the Company’s performance and individual performance, an executive officer’s actual compensation level in any particular year may be above or below that of similarly situated officers of competitors. The Compensation Committee reviews each element of executive compensation annually.

The key components of the Company’s executive compensation program are described below.

Base Salary

The Compensation Committee reviews and approves an annual salary plan for the Company’s executive officers following a merit review conducted by the CEO. The CEO recommends the base salaries of other executive officers for review and approval by the Compensation Committee. Many subjective factors are included in determining the executive’s base salary, such as (i) the executive officer’s responsibilities, (ii) the scope of the position, (iii) experience and length of service with the Company, (iv) individual efforts and performance within the Company, the industry and the community, (v) team building skills consistent with the Company’s best interests, (vi) observance of the Company’s ethics and compliance program, (vii) salaries paid by competitive companies to officers in similar positions, and (viii) base compensation paid to other Company executives. While these subjective factors are then integrated with other objective factors, including the Company’s net income, earnings per share, return on equity, and growth, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

Annual Incentive Compensation — Cash Bonuses

The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company’s achievement of specific performance criteria, including earnings, and that a significant part of the cash compensation package should be at risk. Accordingly, executive officers of the Company receive an annual cash bonus based upon the achievement of performance goals established from year to year by the Compensation Committee. In fiscal year 2005, these performance goals were based on earnings before interest, taxes, depreciation and amortization, or EBITDA. Beginning with fiscal year 2006, these performance goals are based on earnings per share, or EPS.

Long-Term Incentive Compensation — Stock Incentive Plans

The Company has relied primarily upon the grant of restricted stock awards to provide long-term incentives for executives and to align executives’ incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that these awards have been and remain an excellent vehicle for providing financial incentives for management. These awards are issued through the LHC Group, Inc. 2005 Long-Term Incentive Plan. The Company’s stock incentive plan permits the Company to issue stock based awards to officers, key employees, directors, and consultants of the Company. Subject to general limits prescribed by the stock incentive plans, the Compensation Committee has the authority to determine the individuals to whom stock awards will be granted, the terms of the awards, and the number of shares subject to each award. The size of any particular stock award is based upon the executive’s position and the executive’s individual performance during the related evaluation period.

The Committee believes that executives with stock awards are rewarded for their efforts to improve short and long-term performance. In this way, the financial interests of management are aligned with those of the Company’s stockholders. For this reason, the Company uses stock awards as its predominant long-term incentive program.

Executive officers of the Company may also participate in the Employee Stock Purchase Plan. Executive officers are entitled to participate in the Employee Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Employee Stock Purchase Plan. All contributions to the Employee Stock Purchase Plan are made or invested in the Company’s common stock. These features are intended to align further the executives’ and stockholders’ long-term financial interests.

Other Benefits

The Company’s executives are also entitled to participate in the Company’s self-insured group medical plan, and the Company’s Profit Sharing 401(k) plan.

Chief Executive Officer Compensation

The Compensation Committee’s basis for compensation of the Chief Executive Officer, Keith G. Myers, is based on the compensation philosophy discussed above. Mr. Myers participates in the same executive compensation plans available to the other executive officers. For the twelve months ending December 31, 2005, the Compensation Committee set the base salary of Mr. Myers at $275,000. Mr. Myers was awarded bonuses in the amount of $118,483 related to 2005 performance goals. In addition, he was awarded 9,604 shares of restricted stock in January 2006 for services performed in fiscal 2005. The compensation level established for Mr. Myers was in response to the Committee’s and the Board’s assessments of the Company’s EBITDA in fiscal 2004, as well as Mr. Myers’ position in the Company and the nature of his responsibilities and contributions. The Compensation Committee considered Mr. Myers’ performance in terms of the Company’s success in meeting its EBITDA targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Compensation Committee also considered the Company’s performance relative to its peers and competitors in the industry in evaluating Mr. Myers’ compensation. For fiscal year 2006, the Compensation Committee has set Mr. Myers base salary at $330,000 and determined that EPS will be the Company performance criteria used to determine salary and bonus amounts for Mr. Myers.

Federal Income Tax Deductibility Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. Until the annual meeting of stockholders in 2009, or until one of the Company’s incentive plans is materially amended, if earlier, awards issued under the Company’s incentive plans are exempt from the deduction limits of Section 162(m). As such, the Committee believes that all compensation for 2005 paid to named executive officers is properly deductible under the Code. The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Code. However, the Compensation Committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

Summary

The Compensation Committee believes that the Company’s compensation policies are strongly linked to the Company’s performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company’s compensation policies and plans to ensure that they are appropriately configured to align the interest of officers and stockholders and that the Company can attract, motivate, and retain talented management personnel.

Submitted by the Compensation Committee of the Company’s Board of Directors.
Ted W. Hoyt — Chairman
W. Patrick Mulloy
George A. Lewis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hoyt, Lewis and Mulloy presently serve as members of the Compensation Committee of the Board. Prior to establishing the Compensation Committee, the Board as a whole performed the functions delegated to the Compensation Committee. None of the members of the compensation committee during fiscal year 2005 or as of the date of this proxy statement is or has been an officer or employee of our company. No member of the Board or the Compensation Committee serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates pursuant to a charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The text of the Audit Committee Charter is included in Appendix B to this Proxy Statement. The Audit Committee is comprised of three directors who meet the independence and experience requirements of the Nasdaq. One member of the Committee is an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2005, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements. In consultation with management, the Audit Committee also considered the Company’s financial reporting processes and reviewed and assessed the adequacy of internal accounting procedures and controls.

The Audit Committee reviewed with the independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of LHC Group’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed those disclosures with the auditors. In addition, the Audit Committee discussed with Ernst & Young LLP their independence from management and the Company. The Audit Committee also considered whether the provision of services during 2005 by Ernst & Young LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2005 is compatible with maintaining Ernst & Young’s independence.

The Audit Committee discussed with LHC Group’s independent auditors the overall scope and plans for its audit. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of its observations of LHC Group’s internal controls, and the overall quality of LHC Group’s financial reporting.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from Ernst & Young LLP dated March 24, 2006 regarding the audited financial statements of LHC Group for the fiscal year ended December 31, 2005, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors.
George A. Lewis — Chairman
Ted W. Hoyt
Ronald T. Nixon

STOCKHOLDER RETURN
PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s Common Stock since our initial public offering on June 9, 2005 with the performance of the Nasdaq Market Index and a peer group selected by the Company (the “Peer Group Index”) comprised of the following publicly traded companies: Allied Healthcare International Inc., Amedisys, Inc., Gentiva Health Services, Inc., National Home Healthcare Corp., and Pediatric Services of America, Inc.

For purposes of preparing the graph, the Company assumed that an investment of $100 was made on June 9, 2005 in the Company’s Common Stock, the Nasdaq Market index and the Peer Group Index and that all dividends, if any, were reinvested at the time they were paid.

	6/9/2005	12/31/2005
LHC Group, Inc.	$100.00	$101.93
Nasdaq Market Index	$100.00	$107.43
Peer Group Index	$100.00	$103.66

THE FOREGOING REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS, STOCK PERFORMANCE GRAPH AND REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT LHC GROUP SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Catalyst Fund, Ltd. and Southwest/Catalyst Capital, Ltd. Investments

In July 2001, the Company entered into a loan agreement with the Catalyst Fund, Ltd., and Southwest/Catalyst Capital, Ltd. (“Catalyst Entities”), involving an aggregate amount of $2,000,000. These loans were evidenced by individual promissory notes, each in the principal amount of $1,000,000, accruing interest at a rate of 12.0% per annum and payable in equal monthly installments of approximately $26,000 in principal and interest, due through July 1, 2006. As of June 30, 2005, this note was paid in full.

Repurchase of Common Stock from Certain Shareholders

In March 2001, certain stockholders agreed to sell the equivalent of an aggregate of 3,881,663 shares of the Company’s currently outstanding common stock to the Company. The purchase price was paid pursuant to a promissory note in the principal amount of approximately $1,000,000. The note bears interest at a rate of 15.5%, and payments of approximately $25,000 are due each month. At December 31, 2004, $319,000 in principal was outstanding under this note. The note was paid in full during 2005. An additional payment under a non-compete agreement was paid to the former stockholders in 2005 as the Company met certain performance-based criteria.

The repurchased shares were held in escrow as collateral for the payment of the purchase price. As payments under the promissory note are made, a proportion of the total repurchased shares is released. This proportion is determined by dividing the principal amount paid in the particular installment by a price per share of $0.268. The sole and exclusive remedy available in the event of default under the promissory note is foreclosure on the remaining collateral. At December 31, 2004, 1,190,608 treasury units were considered restricted under the terms of this agreement. During 2005, all shares have been released in conjunction with the repayment of the note.

Non-compete Agreement with Certain Former Stockholders

The Company recorded compensation expense of $338,000 related to the 2001 repurchase of the Company’s common stock described above. The performance-based criteria were met in 2004 and the amount was paid in 2005.

Indebtedness of Officer of the Company

In October 2004, an officer repaid in full a promissory note held by the Company in the principal amount of $90,000. The promissory note, which had an interest rate of 7% per annum, was formerly secured by 33,000 KEEP Units held by the officer. In connection with its repayment by the officer, the promissory note was canceled and the Company’s security interest in the officer’s KEEP Units was terminated.

The officer was the obligor under another promissory note in the Company’s favor in the principal amount of $123,000, which note had an interest rate of 6% per annum and was due on or before March 3, 2010. The officer was entitled under the note to prepay all or any part of this obligation without penalty. This promissory note was intended to serve as payment of the purchase price for 150,000 shares of common stock purchased by the officer under a subscription agreement, dated March 3, 2004. The Company recognized a compensation charge of $600,000 in connection with the issuance of these shares of common stock. As security for the repayment of the promissory note, the officer concurrently executed an Act of Pledge in which he granted the Company the right to sell any or all of his shares of common stock in the event of default under or nonpayment of the promissory note. In exchange for the return of the 150,000 shares of common stock formerly issued to the officer, this promissory note was canceled on June 30, 2004. The Company issued this officer 225,000 KEEP Units in connection with the return of the 150,000 shares of common stock described above.

Beginning in 2001, the Company recognized compensation charges related to stock grants made to this officer. These charges totaled $1,500,000 at the date of the return of the stock described above. Future compensation expense will be recognized only to the extent the estimated fair value of the 225,000 KEEP Units varies from the cumulative compensation charge of $1,500,000 for the 150,000 shares of common stock that were returned.

Indemnification Agreements with Certain Officers and Directors

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following: (1) any breach of their duty of loyalty to the corporation or the stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided I Section 174 of the Delaware General Corporation Law; or (4) any transaction from which the director derived an improper personal benefit. This limitation does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws also provide that we will indemnify our directors and executive officers and we may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our charter documents. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at our request.

Company Policy

The Company believes that the transactions described above are on terms no less favorable to us as would have been obtainable from non-related parties. The Company requires that the Audit Committee of the Board review all related party transactions.

The Company has adopted a policy pursuant to which transactions with affiliates (other than those entered into in connection with the formation of the Company) must be reviewed and approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, the Company’s directors, executive officers and any person holding more than ten percent of our common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC and Nasdaq. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company must report in this Proxy Statement any failure to make required filings for the fiscal year ended December 31, 2005. Based solely on a review of the reports furnished to the Company or written representations from the Company’s directors, officers, and ten percent beneficial owners, all reporting requirements were satisfied with the following exceptions: (a) Form 4s reporting the purchase of common stock on June 8, 2005 by W. J. “Billy” Tauzin and Daryl J. Doise were filed on November 21, 2005; and (b) Form 4 reporting disposition of common stock to satisfy tax withholding on December 30, 2005 for Daryl J. Doise was filed on January 13, 2006.

GENERAL INFORMATION

Other Matters

The Board is not aware of any other matters to be brought before the Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have authority to vote all proxies with respect to such matters in accordance with the recommendation of the Board.

Stockholder Proposals for 2007 Annual Meeting

Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 60 or more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the preceding year’s annual meeting. With respect to the 2007 annual meeting, notice must be received by the Company, at its principal executive offices at 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503, between February 9, 2007 and March 11, 2007. In the event that no proxy materials were mailed by the Corporation in connection with the preceding year’s annual meeting, or if the date of the annual meeting is advanced more than thirty (30) days’ prior to or delay by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about the proposed business and the stockholder making the nomination or proposal.

Stockholders seeking to submit a nomination to the Board for inclusion in the Company’s proxy statement must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See the section entitled “Stockholder Proposals” under the heading Corporate Governance for additional information about stockholder nominations pursuant to a proxy statement. These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

In addition, any stockholder who wishes to submit a recommendation to the Board for nomination by the Company (rather than for direct inclusion in the proxy statement) must deliver written notice of the nomination to the Nominating and Corporate Governance Committee not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of the Company’s notice of annual meeting sent to stockholders in connection with the previous year’s annual meeting. Stockholders seeking to submit director nominations in this manner must also comply with the information requirements set forth in the Nominating and Corporate Governance Committee’s charter. See the section entitled “Director Nominee Evaluation Process” under the heading Corporate Governance for additional information about stockholder nominations made directly to the Board.

Counting of Votes

The matters that are specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the results.

Certain Matters Relating to Proxy Materials and Annual Reports

The delivery rules regarding proxy statements and annual reports may be satisfied by delivering a single copy of a proxy statement and annual report to an address shared by two or more stockholders. This method of delivery is referred to as “householding.” Currently, the Company is not householding for registered stockholders, but brokers, dealers, banks or other entities which hold Common Stock in “street name” for beneficial owners of Common Stock and which distribute proxy statements and annual reports they receive to beneficial owners may be householding. Such brokers, dealers, banks or other entities may deliver only one proxy statement and annual report to certain multiple stockholders who share an address, unless the Company or such other distributor has received contrary instructions from one or more of those stockholders. The Company undertakes to deliver promptly upon request a separate copy of the proxy statement and/or annual report to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold shares of Common Stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please send a written request to the Company’s Secretary at LHC Group, Inc., 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503 . Stockholders who hold Common Stock through a broker, dealer, bank or other entity, who share an address and are receiving multiple copies of annual reports or proxy statements and who prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report, as requested, by contacting such broker, dealer, bank or other entity.

Miscellaneous

The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. Requests should be directed to the Company’s Secretary at 420 West Pinhook Road, Suite A, Lafayette, Louisiana 70503.

LHC GROUP, INC.

Keith G. Myers
Chairman and Chief Executive Officer

May 10, 2006

Appendix A

LHC GROUP, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

LHC GROUP, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

Article I — BACKGROUND		A-1
1.1	Establishment of the Plan	A-1
1.2	Applicability of the Plan	A-1
1.3	Purpose	A-1

Article II — DEFINITIONS		A-1
2.1	Administrator	A-1
2.2	Board	A-1
2.3	Code	A-1
2.4	Committee	A-1
2.5	Common Stock	A-1
2.6	Company	A-1
2.7	Compensation	A-1
2.8	Contribution Account	A-1
2.9	Effective Date	A-1
2.10	Eligible Employee	A-1
2.11	Employee	A-1
2.12	Employer	A-1
2.13	Fair Market Value	A-2
2.14	Offering Date	A-2
2.15	Offering Period	A-2
2.16	Option	A-2
2.17	Participant	A-2
2.18	Plan	A-2
2.19	Purchase Date	A-2
2.20	Purchase Price	A-2
2.21	Request Form	A-2
2.22	Stock Account	A-2
2.23	Subsidiary	A-2
2.24	Trading Date	A-2

Article III — ADMINISTRATION		A-2
3.1	Committee	A-2
3.2	Action and interpretations By the Committee	A-2
3.3	Authority of Committee	A-3

Article IV — ELIGIBILITY AND PARTICIPATION		A-3
4.1	Eligibility	A-3
4.2	Participation	A-3
4.3	Leave of Absence	A-3

Article V — STOCK AVAILABLE		A-4
5.1	In General	A-4
5.2	Adjustment in Event of Changes in Capitalization	A-4

A-i

5.3	Dissolution or Liquidation	A-4
5.4	Merger or Asset Sale	A-4

Article VI. — OPTION PROVISIONS		A-4
6.1	Purchase Price	A-4
6.2	Calendar Year $25,000 Limit	A-5

Article VII — PURCHASING COMMON STOCK		A-5
7.1	Participant’s Contribution and Stock Accounts	A-5
7.2	Payroll Deductions, Dividends	A-5
7.3	Automatic Exercise	A-5
7.4	Listing, Registration, and Qualification of Shares	A-6

Article VIII — DISCONTINUANCE, WITHDRAWALS AND DISTRIBUTIONS		A-6
8.1	Discontinuance	A-6
8.2	Withdrawal of Shares While Employed	A-6
8.3	Leave of Absence; Transfer of Ineligible Status	A-6
8.4	Termination of Employment for Reasons Other Than Death	A-7
8.5	Death	A-7

Article IX — AMENDMENT AND TERMINATION		A-7
9.1	Amendment	A-7
9.2	Termination	A-7

Article X — MISCELLANEOUS		A-8
10.1	Registration and Expenses	A-8
10.2	Employment Rights	A-8
10.3	Tax Withholding	A-8
10.4	Rights Not Transferable	A-8
10.5	No Repurchase of Stock by Company	A-8
10.6	Governing Law	A-8
10.7	Indemnification	A-8

A-ii

LHC GROUP, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

BACKGROUND

1.1  Establishment of the Plan.  LHC Group, Inc. (the “Company”) hereby establishes a stock purchase plan to be known as the “LHC Group, Inc. 2006 Employee Stock Purchase Plan” (the “Plan”), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

1.2  Applicability of the Plan.  The provisions of this Plan are applicable only to certain individuals who, on or after the Effective Date (as defined herein), are employees of the Company and its Subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its Subsidiaries, if any, are participating in the Plan.

1.3  Purpose.  The purpose of the Plan is to enhance the proprietary interest among the employees of the Company and its participating Subsidiaries through ownership of Common Stock of the Company.

ARTICLE II

DEFINITIONS

Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

2.1  Administrator.  Administrator shall mean the person or persons (who may be officers or employees of the Company) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

2.2  Board.  Board shall mean the Board of Directors of the Company.

2.3  Code.  Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

2.4  Committee.  Committee shall mean the committee of the Board described in Article III.

2.5  Common Stock.  Common Stock shall mean the common stock, par value $0.01, of the Company.

2.6  Company.  Company shall mean LHC Group, Inc., a Delaware corporation.

2.7  Compensation.  Compensation shall mean, for any Participant, for any Offering Period, the Participant’s gross base wages for the respective period, including salary and commissions where applicable, but does not include items such as bonuses, overtime pay, non-cash compensation and reimbursement of moving, travel, trade or business expenses.

2.8  Contribution Account.  Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant’s Compensation pursuant to Section 4.2 or Article VII. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

2.9  Effective Date.  Effective Date shall mean January 1, 2006.

2.10  Eligible Employee.  An Employee eligible to participate in the Plan pursuant to Section 4.1.

2.11  Employee.  Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

2.12  Employer.  Employer shall mean the Company and any Subsidiary designated from time to time by the Committee as an employer participating in the Plan.

2.13  Fair Market Value.  Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the Nasdaq National Market on such date or on the last previous date on which such stock was traded.

2.14  Offering Date.  Offering Date shall mean the first Trading Date of each Offering Period.

2.15  Offering Period.  Offering Period shall mean the period of time during which offers to purchase Common Stock are outstanding under the Plan. The Committee shall determine the length of each Offering Period, which need not be uniform; provided that no Offering Period shall exceed twenty-four (24) months in length. Until specified otherwise by the Committee, the first Offering Period will be the 6-month period beginning January 1, 2006 and ending June 30, 2006; thereafter Offering Periods will be the 3-month periods beginning January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2006. No voluntary payroll deductions shall be solicited until after the effective date of a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

2.16  Option.  Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

2.17  Participant.  Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 4.2.

2.18  Plan.  Plan shall mean the LHC Group, Inc. 2006 Employee Stock Purchase Plan, as amended and in effect from time to time.

2.19  Purchase Date.  Purchase Date shall mean the last Trading Date of each Offering Period.

2.20  Purchase Price.  Purchase Price shall mean the purchase price of Common Stock determined under Section 6.1.

2.21  Request Form.  Request Form shall mean an Employee’s authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee’s payroll deduction in accordance with Section 7.2, and contains such other terms and provisions as may be required by the Administrator.

2.22  Stock Account.  Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon (which may be reinvested in shares of Common Stock), until such shares are distributed in accordance with Article VIII of the Plan.

2.23  Subsidiary.  Subsidiary shall mean any present or future corporation which is a “subsidiary corporation” of the Company as defined in Code Section 424(f).

2.24  Trading Date.  Trading Date shall mean a date on which shares of Common Stock are traded on the Nasdaq National Market or any other national securities exchange.

Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

ARTICLE III

ADMINISTRATION

3.1  Committee.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Company shall serve as the Committee administering the Plan.

3.2  Action and Interpretations By the Committee.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s determinations on the foregoing matters shall be conclusive and binding upon all persons. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any affiliate, the Company’s or an affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3  Authority of Committee.  Subject to the express provisions of the Plan, the Committee has the exclusive power, authority and discretion to:

(a) interpret and construe any and all provisions of the Plan;

(b) adopt rules and regulations for administering the Plan,;

(c) make all other determinations necessary or advisable for administering the Plan;

(d) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any participating Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

4.1  Eligibility.  All Employees shall be eligible to participate in the Plan as of the later of:

(a) the first Offering Date that occurs at least three months following the Employee’s most recent date of hire by an Employer; or

(b) the Effective Date.

On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in Section 6.2.

4.2  Participation.  An Eligible Employee having been granted an Option under Section 4.1 may submit a Request Form to the Administrator to participate in the Plan for such Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee’s Compensation for the Offering Period, subject to the limits and procedures described in Article VII. A Participant’s Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 8.1.

4.3  Leave of Absence.  For purposes of Section 4.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave, or for such longer period of time that his or her entitlement to return to work is protected by statute or agreement with the Employer, if applicable. For purposes of this Plan, such individual’s employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day or his entitlement to return to work is protected by statute or agreement with the employer. Termination of any individual’s leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual’s employment with the Employer for all purposes of the Plan.

ARTICLE V

STOCK AVAILABLE

5.1  In General.  Subject to the adjustments in Sections 5.2 and 5.3, an aggregate of 250,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Company. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants’ Contribution Accounts shall be distributed to the Participants as soon as practicable.

5.2  Adjustment in Event of Changes in Capitalization.  In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 5.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

5.3  Dissolution or Liquidation.  In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise provided by the Committee. The Company shall notify each Participant, at least ten (10) business days prior to the New Purchase Date, that the next Purchase Date has been changed to the New Purchase Date and that the Participant’s Option shall be exercised automatically on the New Purchase Date, unless the Participant has withdrawn from the Offering Period, as provided in Section 8.1 hereof, prior to the New Purchase Date.

5.4  Merger or Asset Sale.  In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, then, in the discretion of the Committee, (i) each outstanding Option shall be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the Offering Period then in progress shall be shortened by setting a New Purchase Date, which shall be before the date of the proposed transaction. If the Committee sets a New Purchase Date, the Company shall notify each Participant, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s Option shall be exercised automatically on the New Purchase Date, unless the Participant has withdrawn from the Offering Period, as provided in Section 8.1 hereof, prior to the New Purchase Date. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 9.2.

ARTICLE VI

OPTION PROVISIONS

6.1  Purchase Price.  The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the Designated Percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

Until otherwise provided by the Committee, the Designated Percent for purposes of the foregoing sentence is 95 percent. The Committee may change the Designated Percent for any Offering Period but in no event shall the Designated Percent be less than 85 percent.

6.2  Calendar Year $25,000 Limit.  Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee’s rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

ARTICLE VII

PURCHASING COMMON STOCK

7.1  Participant’s Contribution and Stock Accounts.

(a) Contribution Account.  The Administrator shall establish a book account in the name of each Participant for each Offering Period, which shall be the Participant’s Contribution Account. As discussed in Section 7.2 below, a Participant’s payroll deductions shall be credited to the Participant’s Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below. All cash received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate any assets held under the Plan.

(b) Stock Account and Registration of Shares.  At the election of the Administrator, shares of Common Stock acquired upon exercise of an Option may be (i) registered in book entry form on the registration books maintained by the Company’s transfer agent, (ii) certificated in the name of the Company and held by the Company as the nominee for the Participant, or (iii) registered in book-entry form in an account established on behalf of the Participant with a third- party brokerage firm. These shares shall be credited to the Participant’s Stock Account. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Company shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby. The Company may enter into an arrangement with one or more third-party firms to administer the Stock Accounts of Participants.

7.2  Payroll Deductions; Dividends.

(a) Payroll Deductions.  By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Administrator, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for any Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any percentage up to a maximum of ten percent (10%) of such Employee’s Compensation payable each pay period, and at any other time an element of Compensation is payable. Notwithstanding the foregoing, the Committee may impose a maximum dollar limit for payroll deductions in any one Offering Period, subject to Section 6.2. Until otherwise provided by the Committee, the maximum payroll deduction under the Plan by a Participant shall be $3,750 per quarterly Offering Period (the maximum payroll deduction for the first Offering Period shall be $7,500).

(b) Dividends.  Cash or stock dividends paid on Common Stock which is credited to a Participant’s Stock Account as of the dividend payment date may, at the election of the Company, be automatically reinvested in shares of Common Stock and credited to the Participant’s Stock Account or paid or distributed to the Participant as soon as practicable.

7.3  Automatic Exercise.  Unless the cash credited to a Participant’s Contribution Account is withdrawn or distributed as provided in Article VIII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. If there is a cash balance remaining in the Participant’s Contribution Account at the end of an Offering Period

representing the exercise price for a fractional share of Common Stock, such balance may be retained in the Participant’s Contribution Account for the next Offering Period, unless the Participant requests that it be refunded, without interest. Any other cash balance remaining in the Participant’s Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 7.2 or the applicable limitations of Sections 6.2 or 6.3.

Except as provided in the preceding paragraph, if the cash credited to a Participant’s Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 7.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period under the applicable limitations of Section 6.2 or Section 6.3, such excess cash shall be refunded to the Participant, without interest. The excess cash may not be used to purchase shares of Common Stock nor retained in the Participant’s Contribution Account for a future Offering Period.

Each Participant shall receive a statement on not less than an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

7.4  Listing, Registration, and Qualification of Shares.  The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Company of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

ARTICLE VIII

DISCONTINUANCE, WITHDRAWALS AND DISTRIBUTIONS

8.1  Discontinuance.  A Participant may discontinue participation in an Offering Period and thereby discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator requesting a refund of amounts accumulated in his or her Contribution Account. This discontinuance shall be effective as soon as practicable, typically on the first pay period commencing at least 15 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her participation for an Offering Period may not resume participation in the Plan until the second following Offering Period (i.e., he or she may not participate in the Offering Period immediately following the one from which he or she discontinued participation).

Any amount held in the Participant’s Contribution Account for an Offering Period after the effective date of the discontinuance of his or her participation will, at the election of the Participant, be —

(a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant’s written request received by the Administrator at least 30 days before the next Purchase Date; or

(b) if the Participant so requests or, in the absence of timely instructions from the Participant of a desire to receive cash under (a) above, held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 7.3.

8.2  Withdrawal of Shares While Employed.  A Participant may, while an Employee of the Company or any Subsidiary, withdraw certificates for any whole number of shares of Common Stock credited to his or her Stock Account at any time, upon 30 days’ written notice to the Administrator. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant’s Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant’s Stock Account, whether or not the Participant so requests.

8.3  Leave of Absence; Transfer to Ineligible Status.  If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to Section 7.2. The cash balance then credited to the Participant’s Contribution Account shall, at the election of the Participant, be —

(a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant’s written request received by the Administrator at least 30 days before the next Purchase Date; or

(b) if the Participant so requests or, in the absence of timely instructions from the Participant of a desire to receive cash under (a) above, held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 7.3.

If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 4.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

8.4  Termination of Employment for Reasons Other Than Death.  If a Participant terminates employment with the Company and its Subsidiaries for reasons other than death, the cash balance in the Participant’s Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the largest whole number of shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, together with cash for any remaining balance.

8.5  Death.  In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant’s estate, in cash, without interest, as soon as practicable. Certificates for the largest whole number of shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, together with cash for any remaining balance.

ARTICLE IX

AMENDMENT AND TERMINATION

9.1  Amendment.  The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

(a) affect any right or obligation with respect to any grant previously made, unless required by law or deemed by the Committee to be necessary or desirable in order to enable the Company to comply with applicable securities laws or regulations, or

(b) unless previously approved by the stockholders of the Company, where such approval is necessary to satisfy applicable securities laws, the Code, or rules of any stock exchange on which the Company’s Common Stock is listed:

(1) in any manner materially affect the eligibility requirements set forth in Sections 4.1 and 4.3, or change the definition of Employer as set forth in Section 2.12, or

(2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 5.2 and 5.3).

9.2  Termination.  The Plan will continue into effect for a term of ten years from the Effective Date unless earlier terminated by the Committee. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 5.1.

Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants’ Contribution Accounts shall be distributed as soon as practicable, without interest.

ARTICLE X

MISCELLANEOUS

10.1  Registration and Expenses.  Whether registered in book entry form or represented in certificate form as provided in Section 7.1(b), shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant’s name jointly with a member of the Participant’s family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant’s name), (c) in a manner giving effect to the status of such shares as community property, or (d) in street name for the benefit of any of the above with a broker designated by the Participant. No other names may be included in the Common Stock registration. The Company shall pay all issue or transfer taxes with respect to the issuance of shares of such Common Stock or the initial transfer of such shares to a brokerage account designated by the Company, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or initial transfer. Once the shares have been issued to the Participant or initially transferred to such brokerage account on behalf of the Participant, the Company shall bear no expense for further transfers or sale of the shares.

10.2  Employment Rights.  Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

10.3  Tax Withholding.  The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant’s Compensation to the extent the Administrator deems such withholding to be legally required.

10.4  Rights Not Transferable.  Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

10.5  No Repurchase of Stock by Company.  The Company is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

10.6  Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent such laws are preempted by the laws of the United States.

10.7  Indemnification.  To the extent allowable under applicable law, each member of the Committee and officers and employees of the Company shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys fees) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the LHC Group, Inc. 2006 Employee Stock Purchase Plan as adopted by the Board on November 29, 2005 for submission to the stockholders for approval on June 13, 2006.

LHC GROUP, INC.

By:	/s/ R. Barr Brown
R. Barr Brown
Senior Vice President and
Chief Financial Officer

APPENDIX B

LHC GROUP, INC.
AUDIT COMMITTEE CHARTER

I.  Purpose and Authority

There shall be a committee of the Board of Directors (the “Board”) of LHC Group, Inc. (the “Company”) to be known as the Audit Committee (the “Committee”). The primary function of the Committee is to assist the Board in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise:

1. The integrity of the Company’s financial statements and other financial information, financial reporting process, internal controls and procedures for financial reporting, and disclosure controls and procedures.

2. The Company’s auditing process, including all engagements and oversight of the Company’s independent auditors.

3. The Company’s ethical and legal compliance related to accounting and auditing matters.

In furtherance of its purpose, the Committee shall strive to provide an open avenue of communication among the Company’s independent auditors, management and the Board. The Committee will further carry out its purpose by engaging in the activities enumerated in Section IV of this Charter.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and has the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to the Company’s independent auditors and to any advisers the Committee retains.

II.  Membership Requirements

The Committee shall be comprised of three or more directors as determined by the Board. All members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve at the pleasure of the Board, and their duties and responsibilities as members of the Committee shall be in addition to their duties as members of the Board. Members of the Committee shall meet the following qualifications, or such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of the Nasdaq Stock Market.

1. Independence.  Except under exceptional and limited circumstances permitted by the listing requirements of the Nasdaq Stock Market, the members of the Committee shall be independent directors. To be considered independent, each Committee member must meet the independence requirements for audit committee membership of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission (“SEC”).

2. Financial Literacy.  All members of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member shall be an “audit committee financial expert” within the meaning of the rules of the SEC. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

III.  Meetings and Governance

1. Meetings.  The Committee shall meet at least four times each year and at such other times as may be necessary to fulfill its responsibilities. It will meet following the end of each fiscal quarter of the Company prior to the release of quarterly or annual earnings to review the financial results of the Company for the preceding fiscal quarter or the preceding fiscal year, as the case may be. Meetings may be called by the Chairman of the Committee or the Chairman of the Board. A majority of the members of the Committee will constitute a quorum, and a majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent. The Committee will meet in executive sessions with the Company’s independent auditors and management as appropriate.

2. Chair.  The Board may designate a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee.

IV.  Duties, Responsibilities and Activities

While the Committee has the duties and responsibilities set forth in this Charter, management has primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls, and the Company’s independent auditors are responsible for performing an annual audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles.

To fulfill its purpose, the Committee has the following duties and responsibilities and shall engage in the following activities:

1. Review of Financial Statements, Reports and Charter.  The Committee shall review the Company’s financial statements, reports and other financial information, in conjunction with the Company’s financial management and independent auditors, as appropriate. Such review shall include candid discussions of the quality — not merely the acceptability — of the Company’s accounting principles as applied in its financial reporting. Reviews shall occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Committee shall review, to the extent it deems necessary or appropriate:

a. The annual financial statements and other material financial content of the Company’s Annual Report to Shareholders and/or Annual Reports on Form 10-K, including any certification, report, opinion, attestation or review rendered by the independent auditors.

b. Any quarterly or other interim financial statements and other material financial content of the Company’s Quarterly Reports on Form 10-Q, including any certification, report, opinion, or review rendered by the independent auditors.

c. Any other material financial information, such as earnings releases or financial information and earnings guidance provided to analysts, lenders or rating agencies. In lieu of reviewing each such disclosure prior to release or dissemination, the Committee may discuss generally with management the types of information to be disclosed and the types of presentations to be made.

d. Any material internal reports prepared by the Company’s independent auditors, internal auditors or management.

e. The annual Report of the Committee for inclusion in the Company’s annual proxy statement.

f. This Charter on an annual basis, or more frequently as circumstances dictate.

The Chair or another member of the Committee may represent the entire Committee for purposes of reviewing quarterly information and other material financial information, such as earnings releases, to the extent permissible under the listing requirements of the Nasdaq Stock Market and generally accepted auditing standards.

2. Relationship with Independent Auditors and Internal Auditors.  The Committee’s and the Board’s relationship with the Company’s independent auditors shall be governed by the following principles:

a. The Committee shall be directly responsible for the appointment, compensation, retention and termination of the independent auditors and the independent auditors shall report directly to the Committee. The Committee shall have sole authority to determine the compensation to be paid to the independent auditors for any service. The Committee also shall be responsible for the oversight and evaluation of the work of the independent auditors, including resolution of disagreements between management and the independent auditors.

b. The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent auditors as well as the related fees. The Committee may delegate pre-approval authority to a member or members of the Committee or may adopt pre-approval policies and procedures, to the extent permitted by applicable laws. Any pre-approvals made pursuant to delegated authority or pre-approval policies and procedures must be presented to the full Committee at its next meeting.

c. The Committee shall receive a report or report update from the independent auditors, within the time periods prescribed by the rules of the SEC, on: (i) all critical accounting policies and practices of the Company; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management, including differences of opinion, if any, between the independent auditors and management.

d. The Committee shall receive a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee shall engage the independent auditors in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action to oversee the independence of the independent auditors.

e. The Committee shall oversee the hiring of personnel who have been employed by the Company’s independent auditors within the past three years.

f. The Committee shall ensure the regular rotation of the audit partners as required by law.

g. The Committee shall oversee the objectives, activities and staffing of the Company’s internal auditors, if any.

3. Financial Reporting and Auditing Processes.  The Committee’s and the Board’s relationship with the Company’s management, including its financial management, shall be governed by the following principles:

a. The Committee shall oversee the integrity of the Company’s financial reporting process.

b. The Committee shall discuss with the independent auditors and management the overall scope and plans for the annual audit.

c. The Committee shall review with the independent auditors and management the adequacy and effectiveness of the Company’s internal controls and procedures for financial reporting, including management’s report on the adequacy or effectiveness of internal controls; disclosure controls and procedures; and the fullness and accuracy of the Company’s financial statements. The Committee shall consider the quality of presentation of, among other matters, critical accounting policies, off-balance sheet transactions and financial measures presented on a basis other than in accordance with generally accepted accounting principles.

d. The Committee shall review the quality and appropriateness of the Company’s accounting principles and underlying estimates as applied in its financial reporting, including the independent auditors’ judgments concerning the foregoing.

e. In consultation with the independent auditors and management, the Committee shall review any major changes or improvements to the Company’s financial and accounting principles and practices, internal controls and procedures for financial reporting and disclosure controls and procedures.

f. The Committee may, as it deems necessary or advisable, discuss with management policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

4. Ethical and Legal Compliance.

a. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

b. The Committee shall review and approve all related party transactions.

c/o Stock Transfer Department Post Office Box 105649 Atlanta, GA 30348

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If you vote by telephone or over the Internet, do not mail your proxy card.

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Proxy card must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

Proxy Solicited on Behalf of the Board of Directors for June 13, 2006 Annual Meeting of Stockholders.
The undersigned hereby appoints Keith G. Myers and John L. Indest, or either of them, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of common stock of LHC Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) thereof.

Dated:	, 2006

Signature

Signature

Please sign exactly as name(s) appear on the reverse side. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.

PLEASE MARK, DATE AND SIGN THIS PROXY, AND RETURN IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
Proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing. ê

LHC GROUP, INCORPORATED	PROXY
This proxy, when properly signed, will be voted as directed by the undersigned stockholder(s). If no direction is specified, this proxy will be voted FOR the nominees listed below and FOR proposals 2, 3 and 4 as recommended by the Board of Directors.
The Board of Directors recommends that you vote FOR proposals 1, 2, 3, and 4.
1.	To elect two Class I Directors:

(1) W. Patrick Mulloy, II	(2) Dan S. Wilford

❑ FOR all nominees listed above (except as marked to the contrary)		❑ WITHHOLD AUTHORITY to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name(s) in the space below:

2.	To ratify the appointment of Ernst & Young LLP.
❑ FOR                                       ❑ AGAINST                                ❑ ABSTAIN
3.	To approve the LHC Group, Inc. 2006 Employee Stock Purchase Plan.
❑ FOR                                       ❑ AGAINST                                ❑ ABSTAIN
4.	In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment or postponement thereof.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)